Exhibit 99.1

GRUBHUB REPORTS SECOND QUARTER RESULTS

Record revenues of $60.0 million, growth of 48%

Chicago, IL – July 24, 2014 – GrubHub Inc. (NYSE: GRUB), the leading online and mobile food-ordering company, today announced financial results for the quarter ended June 30, 2014.

“GrubHub continued to execute against the large opportunity in takeout in the second quarter, driving significant year over year growth in revenues, adjusted EBITDA, and all of our key metrics,” said Matt Maloney, CEO. “We generated record revenues in the second quarter despite both an expected seasonal slowdown and an unusually cold winter that drove record orders in the first quarter.”

Second Quarter 2014 Results

The following results reflect the financial performance and key operating metrics of our business for the three months ended June 30, 2014, compared to the non-GAAP pro forma combined results of Seamless Holdings and GrubHub Holdings for the three months ended June 30, 2013, giving effect to the August 2013 merger of the two companies.

Financial Highlights

•	Revenues: $60.0 million, a 48% year-over-year increase from $40.7 million in the second quarter of 2013.

•	Non-GAAP Adjusted EBITDA: $16.9 million, a 56% year-over-year increase from $10.8 million in the second quarter of 2013.

•	Net Income: $2.7 million, a 930% year-over-year increase from $0.3 million in the second quarter of 2013.

Key Business Metrics Highlights

•	Active Diners grew 51% to 4.19 million, compared to 2.78 million active diners in the second quarter of 2013.

•	GrubHub Inc. processed 174,500 Daily Average Grubs, a 34% year-over-year increase from 130,100 Daily Average Grubs in the second quarter of 2013.

•	GrubHub Inc. processed $423 million in gross food sales, a 38% year-over-year increase from $307 million processed in the second quarter of 2013.

“We’re pleased with the initial roll-out of restaurant-driven pricing to the Seamless brand in April, which had a positive impact on overall commission rates during the quarter,” noted Maloney. “In addition, by maintaining our seasonally higher first quarter advertising spending in the second quarter, we continued to add new diners at a healthy rate, particularly in areas outside of our largest markets.”

Third Quarter 2014 Guidance

Based on information available as of July 24, 2014, the company is providing the following financial guidance for the third quarter:

•	Revenue is expected to be in the range of $55.5 million to $57.5 million.

•	Adjusted EBITDA is expected to be in the range of $13 million to $15 million.

Second Quarter 2014 Financial Results Conference Call: GrubHub will webcast a conference call today at 9 a.m. CT to discuss the second quarter 2014 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company’s earnings press release and financial tables. A replay of the webcast will be available at the same website until August 7, 2014.

About GrubHub

GrubHub Inc. (NYSE: GRUB) is the nation’s leading online and mobile food ordering company dedicated to connecting hungry diners with local takeout restaurants. The company’s online and mobile ordering platforms allow diners to order directly from approximately 30,000 takeout restaurants in more than 700 U.S. cities and London. Every order is supported by the company’s 24/7 customer service teams.

Use of Forward Looking Statements:

This press release contains forward looking statements regarding our management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The outcome of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in the company’s Prospectus filed on April 7th, 2014 and additional information that will be set forth in our Form 10-Q that will be filed for the quarter ended June 30, 2014, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.grubhub.com/. Please also note that forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude merger and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Adjusted EBITDA Reconciliation—Pro Forma” below for a reconciliation of net income to Adjusted EBITDA.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Abby Hunt Press press@grubhub.com

NON-GAAP PRO FORMA FINANCIAL INFORMATION

On August 8, 2013, GrubHub Inc. acquired all of the equity interests of each of Seamless North America, LLC, Seamless Holdings and GrubHub Holdings (the “Merger”). The following Unaudited Pro Forma Condensed Statement of Operations was derived from the unaudited historical statement of operations of Seamless Holdings (Acquirer) for the three months ended June 30, 2013 and the unaudited historical statement of operations of GrubHub Holdings (Acquiree) for the three months ended June 30, 2013, adjusted for income taxes at the Company’s historical effective tax rate.

	Three Months Ended June 30,
		ProForma Combined
	2014	2013
	(in thousands)
Revenues	$60,006	$40,650
Costs and expenses:
Sales and marketing	16,168	10,568
Operations and support	14,734	10,823
Technology (exclusive of amortization)	6,066	4,201
General and administrative	8,620	11,916
Depreciation and amortization	5,615	2,561

Total costs and expenses	51,203	40,069

Income before provision for income taxes	8,803	581
Provision for income taxes	6,111	320

Net income	$2,692	$261

Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.01)
Diluted	$0.03	$0.00
Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	78,042	54,692
Diluted	82,074	74,983

KEY PRO FORMA OPERATING METRICS

	Three Months Ended June 30,
	2014	2013 Pro Forma
Active Diners (000s)	4,190	2,780
Daily Average Grubs	174,500	130,100
Gross Food Sales (millions)	$422.6	$306.7

GRUBHUB INC.

CONDENSED CONSOLIDATED BALANCE SHEETS—UNAUDITED

(in thousands, except share data)

	June 30, 2014
	(Unaudited)	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$207,096	$86,542
Accounts receivable, less allowances for doubtful accounts	37,863	29,304
Deferred taxes, current	3,688	3,688
Prepaid expenses	2,505	2,625

Total current assets	251,152	122,159
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	16,529	17,096
OTHER ASSETS:
Other assets	4,039	2,328
Goodwill	352,788	352,788
Acquired intangible assets, net of amortization	261,390	268,441

Total other assets	618,217	623,557

TOTAL ASSETS	$885,898	$762,812

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$84,486	$78,245
Accounts payable	2,390	3,353
Accrued payroll	3,441	1,720
Taxes payable	1,377	1,768
Restructuring accrual	478	176
Other accruals	9,850	7,329

Total current liabilities	102,022	92,591
LONG TERM LIABILITIES:
Deferred taxes, non-current	98,633	90,495
Other accruals	3,939	3,936

Total long term liabilities	102,572	94,431

Commitments and Contingencies
Redeemable common stock, $0.0001 par value, no shares and 1,344,236 shares outstanding as of June 30, 2014 and December 31, 2013, respectively	—	18,415
STOCKHOLDERS’ EQUITY:
Series A Convertible Preferred Stock, $0.0001 par value	—	2
Common stock, $0.0001 par value.	8	5
Accumulated other comprehensive income	316	132
Additional paid-in capital	617,375	500,356
Retained earnings	63,605	56,880

Total Stockholders’ Equity	$681,304	$557,375

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$885,898	$762,812

GRUBHUB INC.

CONDENSED STATEMENTS OF OPERATIONS—UNAUDITED

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$60,006	$26,857	$118,619	$52,658
Costs and expenses:
Sales and marketing	16,168	6,064	32,285	16,164
Operations and support	14,734	5,998	29,841	11,975
Technology (exclusive of amortization)	6,066	2,697	11,413	5,344
General and administrative	8,620	5,809	16,944	8,712
Depreciation and amortization	5,615	1,877	11,130	3,673

Total costs and expenses	51,203	22,445	101,613	45,868

Income before provision for income taxes	8,803	4,412	17,006	6,790
Provision for income taxes	6,111	2,589	9,961	3,711

Net income	$2,692	$1,823	$7,045	$3,079

Net income per share attributable to common stockholders:
Basic	$0.03	$0.04	$0.10	$0.08
Diluted	$0.03	$0.04	$0.09	$0.07
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	78,042	31,373	66,626	31,368
Diluted	82,074	43,566	79,854	43,356

GRUBHUB INC.

CONDENSED STATEMENTS OF CASH FLOWS—UNAUDITED

(in thousands)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,045	$3,079
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,390	1,278
Provision for doubtful accounts	166	86
Deferred taxes	8,138	(151)
Intangible asset amortization	8,740	2,395
Tenant allowance amortization	(79)	(79)
Stock based compensation	4,687	1,238
Deferred rent	76	(64)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(8,725)	(7,081)
Prepaid expenses and other assets	(1,592)	452
Accounts payable	(962)	1,510
Restaurant food liability	6,241	11,184
Accrued payroll	1,721	1,192
Other accruals	2,439	4,376

Net cash provided by operating activities	30,285	19,415

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized website and development costs	(1,112)	(1,434)
Purchases of property and equipment	(2,378)	(3,170)

Net cash used in investing activities	(3,490)	(4,604)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of common stock	94,927	—
Proceeds from exercise of stock options	1,145	104
Taxes paid related to net settlements of stock-based compensation awards	(2,061)	—
Repurchases of common stock	(116)	(1,259)
Preferred stock tax distributions	(320)	(651)

Net cash provided by (used in) financing activities	93,575	(1,806)

Net change in cash and cash equivalents	120,370	13,005
Effect of exchange rates on cash	184	(225)
Cash and cash equivalents at beginning of year	86,542	41,161

Cash and cash equivalents at end of the period	$207,096	$53,941

SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Cash paid for income taxes	$1,321	$2,243

NON-GAAP ADJUSTED EBITDA RECONCILATION – PRO FORMA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013 Pro Forma	2014	2013 Pro Forma
	(in thousands)
Net income	$2,692	$261	$7,045	$920
Income taxes	6,111	320	9,961	1,125
Depreciation and amortization	5,615	2,561	11,130	4,975

EBITDA	14,418	3,142	28,136	7,020

Merger and restructuring costs	207	6,669	492	7,430
Stock-based compensation	2,284	1,022	4,687	2,010

Adjusted EBITDA	$16,909	$10,833	$33,315	$16,460